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                                                                    Exhibit 99.1

EXHIBIT 99.1 - Periodic Message of Robert G. Richards, Chief Executive Officer


Dear Stockholder,

         Since this periodic message closely follows filing of our form 10-K for fiscal year 2001, I'll take this opportunity to provide a brief review of the year and, more important, our plans for the future.

         We have continued the major thrusts reported on in my last message. We have cut costs by a variety of methods including salary cuts at all levels within the company, layoffs, elimination of all executive bonuses for 2001, delaying capital expenditures and implementing organizational consolidations. We have concentrated on proposals to the government on research and development (R&D) and military production contracts, while executing on contracts in-house to enhance our prospects for contract follow-ons. We have also launched a stacked memory production capability through a contract manufacturer for military and commercial sales.

         As discussed previously, our objective to increase revenues and become profitable vitally depends on elimination of the negative cash drain within the enterprise. A key part of that strategy is to phase out investments in product development prior to obtaining strategic partners that can provide financial resources and market access for our products.

         The importance of such strategic relationships was demonstrated by the Silicon Film experience. The failure of Silicon Film Technologies to bring their first product (EFS-1) to market in a timely manner and the inability to attract outside investors and strategic partners closed the practical market window for that product. Silicon Film was not able to secure third-party strategic relationships or financing to continue and declared bankruptcy at the end of the fiscal year.

         The iNetWorks subsidiary was formed last October to exploit a unique high speed Internet router based on cryogenically cooled miniature 3-D electronic switches derived from our government R&D and an overall architecture which permits software, rather than hardware reconfiguration as technology advances. We continue securing and executing government-funded efforts on key technologies related to that initiative. External discussions continue as well. As previously reported, a letter of intent was signed by an investment group but was not consummated, in part due to adverse market conditions after events of September 11. However, the extensive due diligence performed on the router concept has reinforced our belief in its eventual success. Features in the router, which potentially could enable it to defeat cyber-terror attacks on the Internet, further bolster this belief. Proposals are being submitted to the government to explore alternative sources of support for development of the technology based on this application.

         RedHawk Vision's VideoPics(TM) software for video professionals, producing quality pictures from multiple video frames, has received favorable press reviews and continues to generate a trickle of sales. RedHawk is continuing its efforts to secure a strategic partner that could enable an expansion to broader opportunities. In the meantime, it is maintaining limited operations.

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         The MicroSensors subsidiary has continued to search for strategic partners for its Silicon MicroRing Gyro, its three-axis silicon accelerometer and its Universal Capacitive Readout chip. Development contracts have been received from two potential partners to test the products against automotive application specifications. If these prove out, licensing or other business relationships may develop.

         The Novalog subsidiary was adversely affected by the downturn in sales of PDAs, which constitute the major application for their IrDA infrared communication devices. Despite this business climate, Novalog has the financial resources to manage its affairs in the current fiscal year without investment by the parent.

         The one-for-twenty reverse split approved by the stockholders in September was designed to help preserve the Nasdaq listing for Irvine Sensors Common Stock. That action, in conjunction with improvements to our net worth, has brought us back into compliance at this time with both market price and balance sheet listing maintenance requirements.

         Our Advanced Technology Division ("ATD"), which performs the government R&D, generated sales of $5.4M for fiscal 2001, which exceeded plan. We believe this growth is likely to continue in fiscal 2002 since ATD has already received notice of $1.8M in pending Small Business Innovation Research awards and some add-ons to existing contracts, in addition to its existing backlog. A number of important programs are included in this growth. R&D on a three dimensional imager is continuing and is the key element of a DARPA/Army project for target location and identification for future combat systems in field and urban situations. ISC leads a group of companies in competition for this system. A family of miniature infrared still and video cameras is being developed for an array of battlefield applications. Advanced 3-D electronics (e.g. neo-cubes) continue to be supported for pattern recognition, massive on-board data processing, biosensors and other applications.

         The Microelectronics Products Division ("MPD") is the other operating element of the consolidated parent. As recently announced, stacked memories are being delivered by MPD to L-3 Communications for military aircraft flight data recorders. A production capability for MPD's parts has been developed at a contract electronic manufacturing facility. Several dozen commercial companies have also purchased qualification lots of these parts leading to MPD being designated as a qualified supplier at a number of these companies. We expect sales of military and commercial stacked memory products to grow. We believe our extensive technology in this area will permit us to keep pace with increasing demands in the marketplace.

         We are making progress on the implementation of our revised strategy and believe 2002 will produce improved financial results. Heavy emphasis is being place on external discussions to secure the right partners for each product opportunity. We will have more to say on these strategic conversations when and if they progress to the implementation stage.

Sincerely,


Robert G. Richards
President and Chief Executive Officer

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Safe Harbor Statement under the Private Securities Litigation Reform Act of
1995: This message may contain forward-looking statements based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "may," "will" and variations of these words or similar expressions are intended to identify forward-looking statements. These statements speak only as of the date hereof and are subject to change. We undertake no obligation to revise or update publicly any forward-looking statements for any reason. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference include, but are not limited to, general economic and political conditions and specific conditions in the markets we address, including the recent significant economic slowdown in the technology sector and semiconductor industry; our ability to raise additional capital; the uncertainty of timing of government contract awards; our ability to negotiate appropriate strategic relationships; our ability to control costs and expenses; and our ability to compete against firms with greater resources and successfully commercialize and achieve broad market acceptance for our technologies . Further information on Irvine Sensors Corporation, including additional risk factors that may affect our forward looking statements, is contained in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K and our other SEC filings that are available through the SEC's website (www.sec.gov).
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